Exhibit 99.1

March 27, 2015
Alpha and Omega Semiconductor Announces Changes in Technology Development Team
SUNNYVALE, Calif., March 27, 2015 -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq: AOSL), today announced that Dr. Hamza Yilmaz has resigned his position as Chief Technology Officer effective March 31, 2015. The Company also announced that Dr. Sik Kwong Lui, a co-founder of the Company, has been named as Vice President of Silicon Technology and resumed his leadership role in technology development.

“With a proven track record of successfully executing technology strategy and product development, Dr. Lui is well suited to lead our technology team as we take the next steps in launching new products and competing for new design wins in our targeted growth markets. We are excited that Dr. Lui has agreed to play a key role in continuing our strategies to accelerate our development of next-generation power management solutions,” said Mike F. Chang, Chairman and CEO. “We express our deep appreciation for Dr. Yilmaz’s efforts in AOS’ business and technology development. We wish him all the best in his future endeavors.”

Dr. Lui served AOS as Vice President of Device Technology and Engineering from 2001 to 2007 and Fellow from 2008 to 2014. As a co-founder of the company, he helped develop the foundation of AOS’ proprietary technologies in the early years of the company’s history. Dr. Lui holds a Ph.D. in electrical engineering from the University of California at Berkeley and 81 patents.

Forward Looking Statements
This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to changes of technology development team, expectation with respect to our ability and strategy to develop new technology and products and expand our growth markets. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed on August 29, 2014. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

About Alpha and Omega Semiconductor
Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com